Ubiquity, Inc. Announces Exclusive License Agreement with Sprocket Wearables, Inc.

Company Completes $1.5M Licensing Deal for Production of Apple Wearable Platforms

IRVINE, Calif., November 2, 2015 — Ubiquity, Inc. (OTCQB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, today announced that it has entered into an Exclusive License Agreement with Sprocket Wearables, Inc. to build the Company’s Apple Wearable platforms. The Sprocket Wearables agreement calls for an initial license fee of $1.5M and a royalty equivalent to 15% of the gross sales of all licensed goods and services.

“This agreement with Sprocket Wearables, Inc. is a key ingredient to our launching of Ubiquity’s trailblazing technology and its signature product,” stated Chris Carmichael, Chief Executive Officer and Chairman of Ubiquity. “Sprocket Wearables will enable users to be in touch with their personal and global community of contacts anytime, anywhere, while having a mobile lifestyle that’s more centralized and easier to use due to this unique Sprocket Platform.”

Carmichael added, “The fact that our first project will be for the integration of the Sprocket into the Apple Watch makes this venture even more exciting.”

Jordan Edelson, CEO of Appetizer Mobile, LLC, said, “We’re extremely enthusiastic about our partnership with Ubiquity for the creation of the Sprocket Platform for Sprocket Wearables. Game-changing, mobile technology always piques interest, and this technology certainly got ours. We are very proud to be a part of this endeavor.”

“Ubiquity’s Sprocket Wearables are going to raise the bar for mobile networking products within the industry,” stated Dr. Jeffrey Cole, Ubiquity’s advisory board member and Director of the Center for the Digital Future for USC’s Prestigious Annenberg School for Communication. “This agreement furthers our mission to creating a higher standard of networking technology within the global communications industry.”

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About Ubiquity, Inc. (UBIQ)

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format. Ubiquity enables the search and identification of any object and image in all video and digital media and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. Ubiquity has also developed an industry-leading, intuitive, immersive consumer experience for all web-based activity. Finally, the company allows for the personalization of all content, whether public or private, in a unique accessible way.

Through Ubiquity Labs the company is leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, Ubiquity intends to pursue strategic licensing opportunities.

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company’s current expectations. When used in this news release, the words “estimate,” “project,” “belief,” “anticipate,” “intend,” “expect,” “plan,” “predict,” “may,” or “should,” and the negative of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company’s patents, proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company’s forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company’s 10K for the year ended December 31, 2013. See the sections entitled “Risk Factors” in Ubiquity’s quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

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THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

Contact:

Rubenstein PR

Alisa Steinberg, Vice President, Corporate Communications

212-843-9431

asteinberg@rubensteinpr.com

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